NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:               Fred Pevow, President & CEO

                             (713) 336-0844

Gateway Energy Reports First Quarter 2011 Results

Houston – (PR Newswire) – May 16, 2011 – Gateway Energy Corporation (OTCBB: GNRG) today announced the financial results for the first quarter ended March 31, 2011. Net loss from continuing operations was $65,139, or ($0.00) per diluted share, for the first quarter 2011 compared to a net loss of $234,393, or ($0.01) per diluted share, for the first quarter 2010. Adjusted EBITDA (1) was $131,474 for the first quarter 2011 compared to $39,031 for the first quarter 2010.

            Fred Pevow, President and CEO of Gateway, commented “I am pleased with the quarter. We reduced general and administrative expenses, the pipelines we acquired from Laser Midstream in the fourth quarter of 2010 performed well, and we improved the profitability of the Waxahachie pipeline. We would have generated an operating profit for the quarter had our legacy gathering systems not underperformed. We are continuing to evaluate acquisitions and new build opportunities of pipelines which serve end users of natural gas in order to achieve profitability.”

First Quarter 2011 Operating Highlights

•         General and administrative expenses of approximately $365,742 decreased by 21% compared to the first quarter 2010.

•         Operating margin (2) contribution of approximately $159,763 from the Waxahachie pipeline system increased by 28% compared to the first quarter 2010.

•         Operating margin contribution of $55,770 for the quarter from the former Laser operations, when annualized, implies a 4.9x multiple based on the $1.1 million purchase price paid for the Laser operations in the fourth quarter 2010.

Selected Financial Data:

            The following table summarizes selected financial results for the reporting periods:

	March 31, 201	March 31, 2010
Operating Statement Data:
Revenue	$1,764,133	$1,958,501
Adjusted EBITDA	131,474	39,031
Net Loss	(65,139)	(234,393)
Loss per Share	(0.00)	(0.01)

Results of Operations:

First Quarter 2011 compared to First Quarter 2010

 Revenues

Our total revenues were $1,764,133 for the three months ended March 31, 2011, which represented a decrease of $194,368 from the $1,958,501 of total revenues we recognized for the three months ended March 31, 2010.

During the three months ended March 31, 2011, revenues from sales of gas on our Waxahachie delivery system decreased by $169,659, as compared to the same period for the prior year.  This decrease primarily resulted from a 23% decline in average gas prices received, reducing revenues by $318,525.  However, a 14% increase in sales volumes at Waxahachie offset $148,866 of this decline.  The decrease in revenue due to lower gas prices from our Waxahachie system, however, was offset by reductions in the cost of purchased gas, as volumes are bought and sold pursuant to ‘back-to-back” contracts based on monthly price indices.

Our transportation revenues decreased by $37,783 during the three months ended March 31, 2011, as compared to the same period of the prior year.  Revenues of $79,389 from our newly acquired Laser operations were more than offset by net decreases of $117,172 attributable to production declines on natural gas wells connected to our gathering systems.  We believe that transportation revenues will eventually increase on some of our gathering systems due to new drilling and workover activities, but doubt meaningful activities will occur during the remainder of 2011.  Revenues from reimbursable costs and other revenue was relatively flat for the three months ended March 31, 2011, compared to the three months ended March 31, 2010.

Adjusted EBITDA

Our Adjusted EBITDA was $131, 474 for the three months ended March 31, 2011, which represented an increase of $92,443, or 237%, from the $39,031 of Adjusted EBITDA we recognized for the three months ended March 31, 2010. The components of the increases in Adjusted EBITDA are discussed below under the headings Operating Margin and General and Administrative Expense.

            Operating Margin

            Operating margin, which we define as revenues less the cost of purchased gas, operating and maintenance expenses and reimbursable costs generated by our pipeline systems, was $487,087 for the three months ended March 31, 2011, which represented an increase of $4,739 from the $482,348 of operating margin we recognized for the three months ended March 31, 2010.

Our newly acquired operations from Laser contributed $55,770 to operating margin for the current period.  In addition, the Waxahachie system generated a quarter-to-quarter increase of $34,783 in operating margin contribution to $159,763 for the current period.  Increases in operating margin on the Waxahachie system were primarily attributable to increased sales volumes to industrial customers due to strengthening economic conditions.   The High Island Block A-389 gathering system offshore in the Gulf of Mexico generated $28,350 of operating margin during the three month period ended March 31, 2011.  The High Island A-389 system was non-operational during the same period in 2010 due to damage caused by Hurricane Ike.  The High Island A-389 system was repaired and recommenced operations in April 2010.

Operating margin contribution from the Hickory Creek, Madisonville, and all gathering systems other than High Island A-389 decreased by an aggregate of $114,164 for the current period compared to the prior period.  The decreases in operating margin on these other systems were attributable to the aforementioned production declines from gas wells connected to these systems.  Sizable production declines from the wells connected to our Hickory Creek gathering system are typical of newly fractured horizontal wells located in the Barnett Shale.  However, the rate of decline from wells connected to our Hickory Creek gathering system should decrease over time.

            General and Administrative

            General and administrative expenses were $365,742 for the three months ended March 31, 2011, which represented a decrease of $96,711 from the $462,453 in such expenses we recognized for the three months ended March 31, 2010. We reduced professional fees by $22,463 and reduced investor relations costs by $25,229 for the comparable quarterly periods.  General and administrative expenses for the three months ended March 31, 2011, included approximately $21,000 of legal fees, representing our share of costs to pursue damages against the owner of a ship which damaged our High Island A-389 system.  Our customers served by this system have agreed to bear all future costs in the pursuit of legal remedies in this matter.

            General and administrative expenses included provisions for non-cash, stock based compensation expense of $7,875 for the three months ended March 31, 2011 and $18,713 for the three months ended March 31, 2010, respectively. We expect general and administrative expenses to remain lower in 2011, relative to the comparable 2010 periods, as we continue to manage our overall level of fixed costs.

Liquidity and Capital Resources

As of March 31, 2011, the Company had available cash of $378,568 and borrowing availability of $2,550,000 pursuant to a $3.0 million credit facility.  As of March 31, 2011, we had deposited $250,000 with a supplier as collateral for gas purchase costs.

Absent significant acquisitions or development projects, the Company will continue to fund its operations and small growth opportunities through internally-generated funds and available cash and bank borrowings as needed. The Company is exploring financing alternatives to allow it to accelerate the implementation of its strategic plan, and such new capital may take several forms.  There is no guarantee that the Company will be able to obtain additional financing.

About Gateway Energy

 Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its onshore systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results (including future reductions in general and administrative expense, future increases in transportation revenues and future production from wells connected to our Hickory Creek gathering system), or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	March 31, 2011	December 31, 2010
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$378,568	$238,547
Cash deposits	250,000	250,000
Accounts receivable trade	715,334	815,178
Prepaid expenses and other assets	206,477	224,606
Total current assets	1,550,379	1,528,331

Property and Equipment, at cost
Gas distribution, transmission and gathering	11,315,546	11,310,810
Office furniture and other equipment	163,421	158,029
	11,478,967	11,468,839
Less accumulated depreciation, depletion and amortization	(3,387,580)	(3,262,877)
	8,091,387	8,205,962

Other Assets
Deferred tax assets, net	2,704,167	2,658,204
Intangible assets, net of accumulated amortization of $524,650 and $479,373 as of March 31, 2011 and December 31, 2010, respectively	1,475,950	1,521,227
Other	111,233	156,474
	4,291,350	4,335,905
Total assets	$13,933,116	$14,070,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$527,077	$600,403
Accrued expenses and other liabilities	334,499	296,609
Notes payable - insurance	139,645	159,882

Total current liabilities	1,001,221	1,056,894

Long term notes payable - insurance, less current maturities	-	24,145
Long term debt	2,550,000	2,550,000
Total liabilities	3,551,221	3,631,039

Commitments and contingencies

Stockholders' Equity
Preferred stock – $1.00 par value; 10,000 shares authorized;
no shares issued and outstanding	-	-
Common stock – $0.25 par value; 35,000,000 shares authorized;
23,480,853 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	5,870,213	5,870,213
Additional paid-in capital	17,395,621	17,387,746
Accumulated deficit	(12,883,939)	(12,818,800)
Total stockholders’ equity	10,381,895	10,439,159
Total liabilities and stockholders’ equity	$13,933,116	$14,070,198

The accompanying notes are an integral part of these unaudited consolidated financial statements

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)	Three Months Ended March 31,
	2011	2010
Operating revenues
Sales of natural gas	$1,237,830	$1,407,489
Transportation of natural gas and liquids	385,085	422,868
Reimbursable and other	141,218	128,144
	1,764,133	1,958,501
Operating costs and expenses
Cost of natural gas purchased	1,062,190	1,264,376
Operation and maintenance	107,605	104,365
Reimbursable costs	107,251	107,412
General and administrative	365,742	462,453
Acquisition costs	-	43,453
Consent solicitation costs	-	98,870
Depreciation, depletion and amortization	169,979	197,331
	1,812,767	2,278,260
Operating loss	(48,634)	(319,759)

Other income (expense)
Interest income	518	7,901
Interest expense	(41,170)	(41,344)
Other income (expense), net	(3,322)	(14,569)
Other expense, net	(43,974)	(48,012)

Loss before income taxes	(92,608)	(367,771)

Income tax benefit	27,469	133,378

Net loss	$(65,139)	$(234,393)

Basic and diluted loss per share	$-	$(0.01)

Weighted average number of basic and diluted common shares outstanding:	23,480,853	19,400,689

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net loss	$(65,139)	$(234,393)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	169,979	197,331
Deferred tax benefit	(27,469)	(163,504)
Stock based compensation expense, net of forfeitures	7,875	18,713
Amortization of deferred loan costs	5,058	7,091
Net change in operating assets and liabilities, resulting from changes in:
Accounts receivable trade	99,844	249,388
Prepaid expenses, deposits and other assets	45,750	45,026
Accounts payable	(73,326)	91,443
Accrued expenses and other liabilities	31,959	14,460
Net cash provided by operating activities	194,531	225,555

Cash flows from investing activities
Capital expenditures and acquisitions	(10,128)	(3,737,705)
Net cash used in investing activities	(10,128)	(3,737,705)

Cash flows from financing activities
Proceeds from borrowings	-	2,500,000
Payments on borrowings	(44,382)	(43,996)
Restricted cash for credit facility	-	650,000
Deferred financing costs	-	(26,611)
Net cash provided by (used in) financing activities	(44,382)	3,079,393

Net increase (decrease) in cash and cash equivalents	140,021	(432,757)
Cash and cash equivalents at beginning of period	238,547	2,086,787
Cash and cash equivalents at end of period	$378,568	$1,654,030

Supplemental disclosures of cash flow information:
Cash paid for interest	$40,848	$24,446

Cash paid for taxes	$-	$-

Trade note payable for insurance premiums	$-	$195,263
Exercise of stock options	$-	$1,432

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

Non-GAAP Financial Measures

(1)   Adjusted EBITDA

Adjusted EBITDA is defined as pre-tax net income, plus interest expense, depreciation and amortization expenses, non-recurring gain (loss) on sale of asset and non-cash compensation expense. Adjusted EBITDA is a significant performance metric used by Company management, and by external users of the Company's financial statements, such as investors, commercial banks, research analysts and others, including our principal lender.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Adjusted EBITDA does not include interest expense, income taxes, depreciation, depletion and amortization expense, non-recurring gain (loss) on sale of assets, minority interest, accretion expense or non-cash compensation expense. Because the Company has borrowed, and intends to borrow, money to finance their operations, interest expense is a necessary element of the Company's overall costs. Because the Company uses capital assets, depreciation and amortization are also necessary elements of the Company's overall costs. Because the Company has used, and intends to use, non-cash equity awards as part of their overall compensation package for executive officers and employees, non-cash compensation expense is a necessary element of the Company's overall costs.  Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, Company management believes that it is important to consider net income determined under GAAP, as well as Adjusted EBITDA, to evaluate the Company's financial performance.

Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management’s decision-making processes.

	March 31, 2011	March 31, 2010

Net income (loss)...........................................	$ (65,139)	$ (234,393)
Interest expense.............................................	41,170	41,344
Income taxes (benefit).................................	(27,469)	(133,378)
Depreciation and amortization expense...	169,979	197,331
Acquisition expense......................................	-	43,453
Consent solicitation and severance costs	-	98,870
Non-cash stock compensation...................	7,875	18,713
Amortization of deferred loan	5,058	7,091

Adjusted EBITDA	$ 131,474	$ 39,031

(2)   Operating Margin

We evaluate our operations using operating margin, which we define as revenues less cost of purchased gas, operating and maintenance expenses and reimbursable costs.  Such amounts are before general and administrative expense, depreciation, depletion and amortization expense, interest income or expense or income taxes.  Operating margin is not a GAAP measure but the components of operating margin are computed by using amounts that are determined in accordance with GAAP. A reconciliation of operating margin to net loss, which is its nearest comparable GAAP financial measure, is included in the table below.

Reconciliation of Operating Margin to Net Loss

	March 31, 2011	March 31, 2010

Net income (loss)............................................	$ (65,139)	$ (234,393)
Interest expense.............................................	41,170	43,344
Income taxes (benefit)..................................	(27,469)	(133,378)
Depreciation and amortization expense....	169,979	197,331
Acquisition expense.......................................	-	43,453
Consent solicitation and severance costs	-	98,870
General Administrative expense ................	365,742	462,453
Other expense net..........................................	2,804	4,668

Operating Margin	$ 487,087	$ 482,348